Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 585 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Flex U.S. Bond Index Fund, Fidelity Series Government Money Market Fund, and Fidelity U.S. Bond Index Fund of our reports dated October 14, 2024; Fidelity Corporate Bond Fund, Fidelity Series Bond Index Fund, Fidelity Series Investment Grade Bond Fund, and Fidelity Series Short-Term Credit Fund of our reports dated October 16, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended August 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 22, 2024